Exhibit 1.2

[LOGO] Industry Canada Industrie Canada

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Certificate                                                       Certificat
of Amendment                                                      de modification

Canada Business                                                   Loi canadienne sur
Corporations Act                                                  les societes par actions

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
MITEL NETWORKS CORPORATION

CORPORATION MITEL NETWORKS                                                          385460-4

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Name of corporation - Denomination de la societe                  Corporation number-Numero de la societe

I hereby certify that the articles of the above-named             |_|   Je certifie que les statuts de la societe susmentionee
corporation were amended:                                               ont ete modifies:

a)  under section 13 of the Canada Business Corporations Act      |_|   a)  en vertu de l'article 13 de la Loi canadienne sur
    in accordance with the attached notice;                                 les societes par actions, conformement a 1'avis
                                                                            ci-joint

b)  under section 27 of the Canada Business Corporations Act      |X|   b)  en vertu de l'article 27 de la Loi canadienne sur
    as set out in the attached articles of amendment                        les societes par actions, tel qu'il est indique
    designating a series of shares;                                         dans les clauses modificatrices

c)  under section 179 of the Canada Business Corporations         |X|   c)  en vertu de Particle 179 de la Loi canadienne
    Act as set out in the attached articles of amendment;                   ci-jointes designant une serie d'actions; sur les
                                                                            societes par actions, tel qu'il est indique dans
                                                                            les clauses modificatrices ci-jointes;

d)  under section 191 of the Canada Business Corporations               d)  en vertu de Particle 191 de la Loi canadienne
    Act as set out in the attached articles of                              sur les societes par actions, tel qu'il est
    reorganization;                                                         indique dans les clauses de reorganisation
                                                                            ci-jointes;

                                                                            April 22, 2004 I le 22 avril 2004

                    Director - Directeur                                    Date of Amendment - Date de modification

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Canada [logo]

[LOGO] Industry Canada Industrie Canada

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                                                                                FORM 4                       FORMULE 4
                                                                        ARTICLES OF AMENDMENT                 CLAUSES
       Canada Business             Loi canadienne sur les                (SECTION 27 OR 177)               MODIFICATRICES
       Corporations Act            societes par actions                                              (ARTICLES 27 OU 177)

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
1 - Name of corporation - Denomination de la societe              2- Corporation No. - N(degree)de la societe

      Mitel Networks Corporation
      Corporation Mitel Networks                                        385460-4

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3- The articles of the above-named corporation are amended        Les statuts de la societe mentionnee ci-dessus sont modifies
as follows:                                                       de la facon suivante

      (a)   To provide that the rights, privileges, restrictions and conditions attached to the common shares of the
            Corporation shall be as set forth in the attached Schedule "A" which forms part of this document.

      (b)   To create the following new classes of shares:

            (i)   a new class of an unlimited number of preferred shares, issuable in series, to be designated as the Class A
                  Convertible Preferred Shares, and having the rights, privileges, restrictions and conditions as set forth in the attached Schedule "B" which forms part of this document; and

            (ii)  a new class of an unlimited number of preferred shares, issuable in series, to be designated as the Class B
                  Convertible Preferred Shares, and having the rights, privileges, restrictions and conditions as set forth in the attached Schedule "C" which forms part of this document,

            such  that the authorized capital of the Corporation shall be as follows:

            (A)   an unlimited number of common shares;

            (B)   an unlimited number of Class A Convertible Preferred Shares, issuable in series; and

            (C)   an unlimited number of Class B Convertible Preferred Shares, issuable in series.

      (c)   to add at paragraph 7 of the articles the right of the directors to appoint from time to time, one or more additional directors in accordance with the Canada Business Corporations Act and within any fixed number of directors from time to time authorized by the shareholders of the Corporation.

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
Date                               Signature                               4. - Capacity of - En qualite de

April 22, 2004
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FOR DEPARTMENTAL USE ONLY          Printed Name - nom en lettres moulees
A fusage du ministere seulement

Filed    >
Deposee
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IC 3069 (2001/11)
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                                      - 2 -

                                                                     Exhibit 1.2

                                  SCHEDULE "A"
                                       TO
                              ARTICLES OF AMENDMENT

                           MITEL NETWORKS CORPORATION
                               (the "Corporation")

The common shares of the Corporation (the "common shares") shall have the following rights, privileges, restrictions and conditions:

1. Voting Rights

Each holder of common shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than common shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the common shares, each holder of common shares shall be entitled to one vote in respect of each common share held by such holder.

2. Dividends

The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Corporation, to receive any dividend declared by the Corporation.

3. Liquidation, Dissolution or Winding-up

The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

                                  SCHEDULE "B"
                                       TO
                              ARTICLES OF AMENDMENT

                           MITEL NETWORKS CORPORATION
                               (the "Corporation")

The Corporation is authorized to issue an unlimited number of Class A Convertible Preferred Shares, issuable in series (the "Class A Preferred Shares"). The Class A Preferred Shares, as a class, shall have the following rights, privileges, restrictions and conditions:

1. Directors' Authority to Issue One or More Series

The directors of the Corporation may, at any time and from time to time, issue the Class A Preferred Shares in one or more series.

2. Terms of Each Series

Subject to the following provisions, and subject to the filing of articles of amendment in prescribed form and the endorsement thereon of a certificate of amendment, in accordance with the Canada Business Corporations Act, before the first shares of a particular series are issued, the directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in the articles of the Corporation, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limiting the generality of the foregoing, any right to receive dividends (which may be cumulative, non-cumulative or partially cumulative and variable or fixed), the rate or rates, amount or method or methods of calculation of preferential dividends and whether such rate or rates, amount or method or methods of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the rights of redemption (if any) and the redemption price and other terms and conditions of redemption, the rights of retraction (if any) and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the voting rights (if any) and the conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto. Before the first shares of a particular series are issued, the directors of the Corporation may change the rights, privileges, restrictions and conditions attaching to such unissued shares.

3. Ranking of the Class A Preferred Shares

No rights, privileges, restrictions or conditions attaching to a series of Class A Preferred Shares shall confer upon a series a priority over any other series of Class A Preferred Shares in respect of the payment of dividends or return of capital in the event of the liquidation, dissolution or winding up of the Corporation.

The Class A Preferred Shares of each series shall rank on a parity with the Class A Preferred Shares of every other series with respect to priority in the payment of dividends and the return of

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                                     - 2 -


capital in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital of the Corporation among its shareholders for the purpose of winding up its affairs.

4. Priority

The Class A Preferred Shares shall be entitled to priority as hereinafter provided over the Class B Convertible Preferred Shares of the Corporation (the "Class B Preferred Shares"), the common shares of the Corporation (the "common shares") and any other shares of any other class of the Corporation ranking junior to the Class A Preferred Shares with respect to the return of capital, the distribution of assets and the payment of declared but unpaid dividends in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. The Class A Preferred Shares shall be entitled to priority over the common shares and any other shares of any other class of the Corporation ranking junior to the Class A Preferred Shares with respect to priority in the payment of any dividends.

In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class A Preferred Shares of any series shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation as may be required by law:

      (a) to receive in respect of the shares of such series, prior to any distribution to the holders of Class B Preferred Shares or common shares, the amount, if any, provided for in the rights, privileges, restrictions and conditions attached to the shares of such series; and

      (b) if and to the extent provided in the rights, privileges, restrictions and conditions attached to the shares of such series, to share in the remaining assets of the Corporation (subject to the rights, if any, of holders of Class B Preferred Shares and any other class or series of shares of the Corporation to first receive payment of amounts in such event, if and to the extent provided in the rights, privileges, restrictions and conditions attached to any such shares).

5. Other Preferences

The Class A Preferred Shares of any series may also be given such other preferences, not inconsistent with the articles of the Corporation over the Class B Preferred Shares, the common shares and any other shares of the Corporation ranking junior to the Class A Preferred Shares as may be determined in the case of such series of Class A Preferred Shares in accordance with paragraph 2 hereof.

6. Conversion Right

The Class A Preferred Shares of any series may be made convertible into or exchangeable for common shares of the Corporation.

7. Redemption Right

The Class A Preferred Shares of any series may be made redeemable, in such circumstances, at such price and upon such other terms and conditions, and with such priority, as may be provided in the rights, privileges, restrictions and conditions attached to the shares of such series.

8. Dividend Rights

The Corporation may at any time and from time to time declare and pay a dividend on the Class A Preferred Shares of any series without declaring or paying any dividend on the common shares or any other shares of any other class of the Corporation ranking junior to the Class A Preferred Shares. The rights, privileges, restrictions and conditions attached to the Class A Preferred Shares of any series may include the right to receive a dividend concurrently with any dividend declared on any other class or series of shares of the Corporation, to be calculated in the manner set forth in the rights, privileges, restrictions and conditions attached to the shares of such series of Class A Preferred Shares.

9. Voting Rights

Except as may be otherwise provided in the articles of the Corporation or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of Class A Preferred Shares, the holders of Class A Preferred Shares as a class shall not be entitled as such to receive notice of, nor to attend or vote at any meeting of the shareholders of the Corporation.

10. Variation of Rights

The rights, privileges, restrictions and conditions attaching to the Class A Preferred Shares as a class may be added to, amended or removed at any time with such approval as may then be required by law to be given by the holders of the Class A Preferred Shares as a class.

                                  SCHEDULE "C"
                                       TO
                              ARTICLES OF AMENDMENT

                           MITEL NETWORKS CORPORATION
                               (the "Corporation")

The Corporation is authorized to issue an unlimited number of Class B Convertible Preferred Shares, issuable in series (the "Class B Preferred Shares"). The Class B Preferred Shares, as a class, shall have the following rights, privileges, restrictions and conditions:

1. Directors' Authority to Issue One or More Series

The directors of the Corporation may, at any time and from time to time, issue the Class B Preferred Shares in one or more series.

2. Terms of Each Series

Subject to the following provisions, and subject to the filing of articles of amendment in prescribed form and the endorsement thereon of a certificate of amendment, in accordance with the Canada Business Corporations Act, before the first shares of a particular series are issued, the directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in the articles of the Corporation, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limiting the generality of the foregoing, any right to receive dividends (which may be cumulative, non-cumulative or partially cumulative and variable or fixed), the rate or rates, amount or method or methods of calculation of preferential dividends and whether such rate or rates, amount or method or methods of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the rights of redemption (if any) and the redemption price and other terms and conditions of redemption, the rights of retraction (if any) and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the voting rights (if any) and the conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto. Before the first shares of a particular series are issued, the directors of the Corporation may change the rights, privileges, restrictions and conditions attaching to such unissued shares.

3. Ranking of the Class B Preferred Shares

No rights, privileges, restrictions or conditions attaching to a series of Class B Preferred Shares shall confer upon a series a priority over any other series of Class B Preferred Shares in respect of the payment of dividends or return of capital in the event of the liquidation, dissolution or winding up of the Corporation.

The Class B Preferred Shares of each series shall rank on a parity with the Class B Preferred Shares of every other series with respect to priority in the payment of dividends and the return of capital in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital of the Corporation among its shareholders for the purpose of winding up its affairs.

4. Priority

The Class B  Preferred  Shares  shall  rank  junior  to the Class A  Convertible
Preferred Shares of the Corporation (the "Class A Preferred Shares") with respect to priority in the return of capital, the distribution of assets and the payment of declared but unpaid dividends in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, but shall be entitled to priority as hereinafter provided over the common shares of the Corporation (the "common shares") and any other shares of any other class of the Corporation ranking junior to the Class B Preferred Shares with respect to the return of capital, the distribution of assets and the payment of declared and unpaid dividends in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. The Class B Preferred Shares shall be entitled to priority over the common shares and any other shares of any other class of the Corporation ranking junior to the Class B Preferred Shares with respect to priority in the payment of any dividends.

In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class B Preferred Shares of any series shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation as may be required by law:

      (a) to receive in respect of the shares of such series, after payment or provision for payment of the amounts payable in such event to the holders of Class A Preferred Shares in priority to the holders of Class B Preferred Shares and prior to any distribution to the holders of common shares, the amount, if any, provided for in the rights, privileges, restrictions and conditions attached to the shares of such series; and

      (b) if and to the extent provided in the rights, privileges, restrictions and conditions attached to the shares of such series, to share in the remaining assets of the Corporation (subject to the rights, if any, of holders of any other class or series of shares of the Corporation to first receive payment of amounts in such event, if and to the extent provided in the rights, privileges, restrictions and conditions attached to any such shares).

5. Other Preferences

The Class B Preferred Shares of any series may also be given such other preferences, not inconsistent with the provisions hereof over the common shares and any other shares of the Corporation ranking junior to the Class B Preferred Shares as may be determined in the case of such series of Class B Preferred Shares in accordance with paragraph 2 hereof.

6. Conversion Right

The Class B Preferred Shares of any series may be made convertible into or exchangeable for common shares of the Corporation.

7. Redemption Right

The Class B Preferred Shares of any series may be made redeemable, in such circumstances, at such price and upon such other terms and conditions, and with such priority, as may be provided in the rights, privileges, restrictions and conditions attached to the shares of such series.

8. Dividend Rights

The Corporation may at any time and from time to time declare and pay a dividend on the Class B Preferred Shares of any series without declaring or paying any dividend on the common shares or any other shares of any other class of the Corporation ranking junior to the Class B Preferred Shares. The rights, privileges, restrictions and conditions attached to the Class B Preferred Shares of any series may include the right to receive a dividend concurrently with any dividend declared on any other class or series of shares of the Corporation, to be calculated in the manner set forth in the rights, privileges, restrictions and conditions attached to the shares of such series of Class B Preferred Shares.

9. Voting Rights

Except as may be otherwise provided in the articles of the Corporation or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of Class B Preferred Shares, the holders of Class B Preferred Shares as a class shall not be entitled as such to receive notice of, nor to attend or vote at any meeting of the shareholders of the Corporation.

10. Variation of Rights

The rights, privileges, restrictions and conditions attaching to the Class B Preferred Shares as a class may be added to, amended or removed at any time with such approval as may then be required by law to be given by the holders of the Class B Preferred Shares as a class.